EXHIBIT 5 & EXHIBIT 23.2


                                                June 21, 1996


The Board of Directors
CPAC, Inc.
2364 Leicester Road
Leicester, NY  14481

Gentlemen:

      This opinion is issued to you in connection with the registration of 142,190 shares of the $.01 par value common stock (the `Shares'') of CPAC, Inc. (the `Company'') under the Securities Act of 1993. The Shares are being registered with the Securities and Exchange Commission under a Registration Statement on Form S-2 being filed on or about June 21, 1996 (the `Registration Statement') in connection with a resale by certain sellers who have options to purchase the shares.

      The Shares are currently not issued and outstanding but are subject to certain options granted by the Company to the respective optionees at various option prices from time to time. The Shares to be offered by the Registration Statement will be obtained through the exercise of said stock options and payment by the optionees of the exercise price. The exercise price for each of said options was the fair market value of the Company's common stock on the date the stock option was granted, as quoted for such date on the National Association of Securities' Dealers National Market System.

      We are familiar with the relevant documents and materials used in preparing the Registration Statement and the Prospectus which forms a part of the Registration Statement and documents reflecting certain actions takn by the Company in connection with the transactions by which the Shares are to be acquired by the holders thereof.

      Based upon our review of the relevant documents and materials, it is our opinion that the Company has taken all necessary and required corporate proceedings in connection with the grant of the options described herein and that, provided and to the extent each optionee makes payment of the option price in accordance with the terms set forth in each option, the Shares, upon their issuance, will be legally issued and fully paid and non-assessable.

      We hereby consent to the reference to our firm under the caption `Legal Matters' in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,

                                                CHAMBERLAIN, D'AMANDA,
                                                OPPENHEIMER & GREENFIELD



                                          BY:   /s/ Richard B. Sullivan
                                                _______________________________
                                                Richard B. Sullivan